                                                                   Exhibit 21.1



                   SUBSIDIARIES OF RENTAL SERVICE CORPORATION


RSC Holdings, Inc. (Delaware)

RSC Acquisition Corp. (Delaware)

Wholly owned subsidiaries of RSC Holdings, Inc.:

  RSC Industrial Corporation (Delaware)
  RSC Duval Inc. (Delaware)
  RSC Rents, Inc. (California)

Wholly owned subsidiaries of RSC Acquisition Corp.:

  RSC Alabama, Inc. (Alabama)
  The Air & Pump Company (Texas)
  Walker Jones Equipment, Inc. (Mississippi)